Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COCA-COLA ENTERPRISES INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	58-0503352
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including Zip Code)

COCA-COLA ENTERPRISES INC.

STOCK DEFERRAL PLAN

(As Amended and Restated Effective May 1, 2004)

(Full title of the Plan)

John J. Culhane, Esq.

Executive Vice President and General Counsel

Coca-Cola Enterprises Inc.

2500 Windy Ridge Parkway

Atlanta, GA 30339

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (770) 989-3000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Coca-Cola Enterprises Inc. Common Stock, $1.00 par value	556,000 shares	$20.415 (1)	$11,350,740 (1)	$1,336 (1)

(1)	Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices reported on the New York Stock Exchange on May 2, 2005.

Except for portion revised and included below, the contents of the Registration Statements on Form S-8 (Registration Nos. 333-77805 and 333-118404) are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) the Registrant’s Annual Report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934 for its fiscal year ended December 31, 2004;

(b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2004;

(c) the description of the Registrant’s common stock to be offered hereby which is contained in the registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated hereby by reference and to be a part hereof from the date of filing of such documents.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 3rd day of  May, 2005.

COCA-COLA ENTERPRISES INC. (Registrant)

JOHN R. ALM*
John R. Alm President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated.

JOHN R. ALM* (John R. Alm)	President, Chief Executive Officer and a Director (principal executive officer)	May 3, 2005

SHAUN B. HIGGINS* (Shaun B. Higgins)	Executive Vice President and Chief Financial Officer (principal financial officer)	May 3, 2005

WILLIAM W. DOUGLAS, III* (William W. Douglas, III)	Vice President, Controller and Principal Accounting Officer (principal accounting officer)	May 3, 2005

LOWRY F. KLINE* (Lowry F. Kline)	Director	May 3, 2005

(Fernando Aguirre)	Director
JAMES E. COPELAND, JR.* (James E. Copeland, Jr.)	Director	May 3, 2005

CALVIN DARDEN* (Calvin Darden)	Director	May 3, 2005

J. ALEXANDER M. DOUGLAS, JR. (J. Alexander M. Douglas, Jr.)	Director	May 3, 2005

J. TREVOR EYTON* (J. Trevor Eyton)	Director	May 3, 2005

GARY P. FAYARD* (Gary P. Fayard)	Director	May 3, 2005

IRIAL FINAN* (Irial Finan)	Director	May 3, 2005

MARVIN J. HERB* (Marvin J. Herb)	Director	May 3, 2005

L. PHILLIP HUMANN* (L. Phillip Humann)	Director	May 3, 2005

SUMMERFIELD K. JOHNSTON, III. * (Summerfield K. Johnston, III.)	Director	May 3, 2005

PAULA R. REYNOLDS* (Paula R. Reynolds)	Director	May 3, 2005

*By:	/S/ JOHN J. CULHANE
John J. Culhane Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

23	Consent of Ernst & Young LLP.

24.1	Powers of Attorney.

24.2	Resolution of the Board of Directors.